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                                                                  EXHIBIT 10.123

                   THIS PROMISSORY NOTE HAS BEEN AMENDED BY,
                        AND IS SUBJECT TO THE TERMS OF,
                      THE ADDENDUM, DATED JUNE 11, 1999,
                               ATTACHED HERETO.

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                                   ADDENDUM
                                      TO
                                PROMISSORY NOTE

                                      BY
                              SMART & FINAL INC.

                                 ON BEHALF OF
                               CASINO USA, INC.

$15,964,606.25                                              Dated: June 11, 1999


          This ADDENDUM ("Addendum") amends the Promissory Note (the "Note") dated November 13, 1998 of SMART & FINAL INC., a Delaware corporation ("Borrower"), payable to the order of CASINO USA, INC., a California corporation ("Lender").

          Borrower and Lender have heretofore agreed to a reduction in the principal sum due by Borrower to Lender under the Note and therefore hereby amend the Note to amend and restate the first paragraph thereof as follows:

            FOR VALUE RECEIVED, the undersigned, SMART & FINAL INC., a Delaware corporation ("Borrower"), HEREBY PROMISES TO PAY to the order of CASINO USA, INC., a California corporation ("Lender"), the principal sum of Fifteen Million Nine Hundred Sixty-Four Thousand Six Hundred Six Dollars and Twenty-Five Cents ($15,964,606.25).

          Borrower and Lender have heretofore further agreed to a reduction in the interest rate to be paid by Borrower to Lender under the Note and therefore hereby amend the Note to amend and restate the second paragraph thereof as follows:

            The Borrower promises to pay interest on the unpaid principal amount of the Advances (as defined below) from the date of this Promissory Note until such principal amount is paid in full, payable at such times as are specified in the Loan Agreement (as defined below). The Borrower promises to make such payments of interest (i) from the date of this Promissory Note through but not including the date of the Addendum hereto, at such rates as are specified in the Loan Agreement, and (ii) from the date of the Addendum hereto until the maturity hereof, at the rate of interest per annum that is the lower of (a) the sum of (1) the rate of interest per annum payable by the Borrower under that certain Credit Agreement, dated as of November 13, 1998, among the Borrower and the financial institutions named therein, as it may be amended, supplemented or replaced from time to time, plus (2) twenty-five basis points (0.25%), or
     (b) the maximum rate of interest permitted by applicable law.

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          All other provisions of the Note shall remain in full force and effect and shall apply in all respects to the principal sum set forth above, as set forth in the Note and this Addendum.

          This Addendum shall be governed by, and construed in accordance with, the laws of the State of California.

                                    SMART & FINAL INC.


                                    By:__________________________
                                       Martin A. Lynch
                                       Executive Vice President &
                                       Chief Financial Officer



ACKNOWLEDGED AND AGREED:

CASINO USA, INC.


By:_______________________
   Name:
   Title:


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